Exhibit 99.1

PaperNuts Corporation Completes Trademark and IP Agreements with Deltapaper

St. Catharines, Ontario, Canada – April 7, 2015  - Axiom Corp. (PINKSHEETS: AXMM) (“Axiom” or the “Company”) is pleased to announce that PaperNuts Corporation, a majority owned subsidiary of the Company, has completed the acquisition of all PaperNuts related rights, trademarks, and intellectual property from Deltapaper.

“We are very pleased to have concluded the agreement we made with Deltapaper last June to acquire all rights to sell PaperNuts in the USA and Canada, and permanent use and ownership of the PaperNuts name, web domains, trademark, and patents,” stated Tyler Pearson, PaperNuts CEO.  “With unified control and ownership of the latest PaperNuts intellectual property and trademarks, our organization can now accelerate the development of a dynamic national PaperNuts sales network and build the PaperNuts brand to its full potential.”

Jeff Bregman, President of Deltapaper, added, “The completion of the sale of our rights to PaperNuts will allow Deltapaper to focus on other strategic initiatives and opportunities that are currently under development.  We are confident that the PaperNuts Corporation and Axiom team will continue the growth and development of the PaperNuts product line and establish PaperNuts as a leading brand name for environmentally friendly alternatives within the global void fill and protective packaging marketplace.”

Pearson concluded, “PaperNuts and Deltapaper have enjoyed a long and mutually beneficial relationship, and while this transaction is strategically important for both organizations, we see this as a new chapter in our partnership that will provide significant opportunities to both companies as we move forward.”

Axiom Corp. files reports with the Securities and Exchange Commission.  The Company’s filings can be viewed at www.sec.gov.  Further updates regarding new product introductions, distribution channels, and other PaperNuts business will be made as additional information becomes available.

About Deltapaper

Founded in 1972 and headquartered in Pennsauken, NJ, Deltapaper Corporation is one of the largest convertors and manufacturers of industrial, food service, and supermarket packaging papers in North America. The company sells its products through a network of distributors, resellers, and wholesalers in North America.

About Axiom Corp.

Axiom Corp., operating through its majority owned subsidiary (95.6%), PaperNuts Corporation, is a global focused developer and marketer of innovative and environmentally friendly packaging solutions.  PaperNuts Corporation owns proprietary technology and intellectual property originally developed in Finland that provides an environmentally friendly alternative to traditional protective packaging options that are often very harmful to the environment.  PaperNuts delivers a loose-fill packaging solution that competes directly with polystyrene foam plastic “peanut” fillers, bubble wrap, air pillows, crumpled paper, foam-in-place, and corn starch peanut products.

PaperNuts are a cost-effective green alternative to competitive fillers, made from 100% recycled paper that was destined for landfill, and are both biodegradable and fully recyclable after use.  PaperNuts also provide superior product protection, are clean and easy to handle, non-polluting, and low in particulates.  The “PaperNuts Converter” machine used to create PaperNuts requires only 10 sq. ft. of floor space to operate and gives small, medium, and large scale businesses the capability to produce on-demand on-site packaging that reduces the shipping and storage costs associated with competitive products.

For additional information regarding Axiom Corp. and PaperNuts Corporation, visit www.axiompaper.com.

Investor/Media Contact:

Axiom Corp. / PaperNuts Corporation - Investor Relations

Toll-Free: (888) 694-1999

E-mail: investors@papernuts.ca

Website: www.axiompaper.com

Disclaimer/Safe Harbor:  This Axiom Corp. / PaperNuts Corporation news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act.  The statements reflect the Company's current views with respect to future events that involve risks and uncertainties.  Among others, these risks include failure to meet schedule or performance requirements of the Company's contracts, the Company’s ability to raise sufficient development and working capital, the Company's liquidity position, the Company's ability to obtain new contracts, the emergence of competitors with greater financial resources and the impact of competitive pricing.  In the light of these uncertainties, the forward-looking events referred to in this release might not occur as planned or at all.